UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2019
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
On January 31, 2019, Masonite International Corporation (the “Company”) and certain of its subsidiaries amended and restated the credit agreement (the “Amended and Restated Credit Agreement”) for its secured revolving credit facility (the “ABL Facility”) in order to extend the maturity date of the ABL Facility, incorporate U.K. borrowers and borrowing capacity and amend certain other provisions. The amendment and restatement was documented under a Second Amended and Restated Credit Agreement, by and among the Company, as Canadian borrower and parent borrower, Masonite Corporation, as U.S. borrower, Premdor Crosby Limited and certain other subsidiaries of Premdor Crosby Limited as U.K. borrowers (together with the Company and the U.S. borrower, the “borrowers”), Wells Fargo Bank, National Association, as administrative agent and letter of credit issuer, Bank of America, N.A., as a syndication agent, Royal Bank of Canada, HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A., PNC Bank, National Association, Regions Bank and TD Bank, N.A., as co-documentation agents, Wells Fargo Bank, National Association, Bank of America, N.A., Royal Bank of Canada and HSBC Bank USA, National Association, as joint lead arrangers and book managers, and the lenders from time to time party thereto.
The ABL Facility as amended increased the revolving commitments to $250.0 million from $150.0 million and extended the final maturity date to January 31, 2024 (or such earlier date as may be applicable, as further described in the Amended and Restated Credit Agreement) from April 9, 2020. The availability of funds to each of the borrowers is subject to a U.S., Canadian or U.K. borrowing base (based on the jurisdiction in which such borrower was formed), calculated on the basis of a predetermined percentage of the value of selected U.S., Canadian and U.K. accounts receivable and U.S., Canadian and U.K. inventory, less certain ineligible amounts. The ABL Facility as amended will continue to provide for the issuance of up to $35 million of letters of credit as well as borrowings on same-day notice, referred to as swingline loans, in an aggregate amount of up to $25 million. As of January 31, 2019, there were no amounts outstanding under the ABL Facility.
The ABL Facility as amended will bear interest at a rate equal to, at the borrowers’ option, (i) the U.S. Base Rate, Canadian Base Rate or U.K. Base Rate (each as defined in the Amended and Restated Credit Agreement) plus a margin ranging from 0.25% to 0.50% per annum, or (ii) the Adjusted LIBO Rate or BA Rate (each as defined in the Amended and Restated Credit Agreement), plus a margin ranging from 1.25% to 1.50% per annum. A commitment fee is payable on the undrawn portion of the ABL Facility in an amount equal to 0.25% per annum of the average daily balance of unused commitments during each calendar quarter.
The ABL Facility will continue to be available for general corporate purposes and the issuance of letters of credit. Borrowings under the ABL Facility are secured by a first-priority security interest in the inventory, accounts receivable, deposit accounts (excluding certain exempt deposit accounts), securities accounts, investment accounts, chattel paper, cash and cash-equivalents, and all general intangibles (excluding any intellectual property), books and records, documents and instruments and supporting obligations relating to the foregoing, and all proceeds of the foregoing, of the borrowers and the guarantors (however, any collateral owned by a U.S. borrower or U.S. guarantor will only secure the obligations of the U.S. borrowers), subject to specific exclusions stated in the Amended and Restated Credit Agreement and the security agreements. The ABL Facility contains covenants that, among other things, and subject to certain exceptions, restrict the ability of the borrowers’ and their restricted subsidiaries to incur certain additional indebtedness; create or permit liens on assets; engage in mergers or consolidations; make investments, loans or advances; sell or transfer assets; pay dividends or distributions, repurchase capital stock or make other restricted payments; repay or prepay certain debt; engage in transactions with affiliates; amend material documents and change the fiscal year. In addition, the ABL Facility contains financial covenants, including (i) a springing fixed charge coverage ratio of 1.0:1.0, which would be triggered when the borrowers fail to maintain an excess availability under the ABL Facility of $25 million and (ii) a springing minimum availability covenant requiring a minimum availability equal to the greater of (A) $12.5 million and

(B) 12.5% of the ABL Facility, which would be triggered when the borrowers fail to maintain a fixed charge coverage ratio of 1.0:1.0 during any measurement period.
The Amended and Restated Credit Agreement amends the ABL Facility to, among other things, (add certain additional exceptions and exemptions under the restricted payment, investment, indebtedness and lien covenants (including increasing the amount of certain debt permitted to be incurred under an existing exception).
A cash dominion event will exist under the ABL Facility, as amended, if the amount available under the ABL Facility is less than 10.0% of the total commitments for a period of five consecutive business days or a specified default is continuing.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1
Second Amended and Restated Credit Agreement, dated as of January 31, 2019, among Masonite International Corporation, as Canadian borrower and parent borrower, Masonite Corporation and the other U.S. borrowers from time to time party thereto, as U.S. borrowers, Premdor Crosby Limited and the other U.K. borrowers from time to time party thereto, as U.K. Borrowers, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and letter of credit issuer, Bank of America, N.A., as a syndication agent, and Royal Bank of Canada, HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A., PNC Bank, National Association, Regions Bank and TD Bank, N.A., as co-documentation agents, Wells Fargo Bank, National Association, Bank of America, N.A., Royal Bank of Canada, and HSBC Bank USA, National Association, as joint lead arrangers and joint lead bookrunners

Exhibit 4.2
Amended and Restated U.S. Security Agreement, dated as of January 31, 2019, among Masonite Corporation, the other U.S. Borrowers from time to time party thereto and Wells, the U.S. Guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as Collateral Agent

Exhibit 4.3
Amended and Restated Canadian Security Agreement, dated as of January 31, 2019, among Masonite International Corporation, as Canadian Borrower and the Canadian Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Collateral Agent

Exhibit 4.4
Amended and Restated U.S. Guaranty, dated as of January 31, 2019, among Masonite Corporation, the other U.S. Borrowers from time to time party thereto, the U.S. Subsidiary Guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent

Exhibit 4.5
Amended and Restated Canadian Guarantee, dated as of January 31, 2019, among Masonite International Corporation and the Canadian Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent

Exhibit 4.6	Guarantee and Debenture, dated as of January 31, 2019, among Premdor Crosby Limited (and others as Chargors) and Wells Fargo Bank, National Association (as Agent)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	February 6, 2019	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary

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